Exhibit 99.1

Cohesant Announces Date of Special Meeting to Consider GlasCraft Sale

INDIANAPOLIS--(BUSINESS WIRE)--Cohesant Technologies Inc. (Nasdaq: COHT)(“Cohesant”) today announced that a special meeting of stockholders will be held on February 27, 2008 to consider the proposal to approve and adopt the previously disclosed merger agreement providing for the merger of Cohesant with a wholly-owned subsidiary of Graco Inc. Pursuant to the merger agreement, each outstanding share of Cohesant Common Stock will be converted into a minimum of $9.05 and a maximum of $9.55 in cash, without interest. The exact value of the merger consideration will depend primarily on the dollar amount of transactional expenses and borrowed indebtedness retained by Cohesant following its acquisition by Graco. It is anticipated that, assuming the merger agreement is approved by stockholders, the merger will completed immediately following the stockholders’ meeting. Proxy materials are expected to be mailed to stockholders later this week.

Cohesant further announced that the previously announced taxable dividend of one share of its CIPAR Inc. subsidiary for each share of Cohesant common stock outstanding will be paid on February 27, 2008 to stockholders of record on February 26, 2008. Payment of the dividend is subject to completion of the merger.

Forwarding Looking Statement

Except for the factual information contained herein, the matters set forth in this press release, including statements identified by words such as "expects" "anticipates" and similar expressions are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including Section 27A(i) of the "safe harbor" provisions of the Securities Act of 1933 and Section 21E(i) of the Securities Exchange Act of 1934. These forward-looking statements are made subject to significant risks and uncertainties that could cause actual results to differ materially from those stated. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Cohesant undertakes any obligation to publicly release any revisions to these forward looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Merger/Special Dividend Information

In connection with the proposed merger with Graco Inc., the Company has filed a proxy statement/information statement with the SEC. Stockholders and investors are advised to read the proxy statement/information statement because it will contain important information about the merger, the Company, and CIPAR. Stockholders and investors may obtain a free copy of the proxy statement/information statement and other documents (including CIPAR’s Form 10-SB) filed by the Company and CIPAR with the SEC at the SEC's web site at www.sec.gov. Free copies of the proxy statement/information statement and the Company's other filings with the SEC, may also be obtained from the Company at www.cohesant.com by clicking on the "Investors" tab and then following the link at "Financial Information" to "SEC Filings." Free copies of the Company's filings may be obtained by directing a written request to 5845 W. 82nd St., Indianapolis, IN 46278, Attention: Corporate Secretary or by telephone at 317-871-7611.

Participants in the Solicitation

The Company and its directors, executive officers and other members of its management may be deemed to be soliciting proxies from the Company's stockholders in favor of the merger. Investors and stockholders may obtain more detailed information regarding the direct and indirect interests in the merger of persons who may, under the rules of the SEC, be considered participants in the solicitation of the Company's stockholders in connection with the merger by reading the proxy statement regarding the merger which has been filed with the SEC. Information about the Company's directors and executive officers may be found in the Company's definitive proxy statement filed with the SEC on May 4, 2007. These documents will be available free of charge once available at the SEC's web site at www.sec.gov or by directing a request to the Company as described above.

CONTACT:
Cohesant Technologies Inc.
Morris H. Wheeler, 317-871-7611
President & Chief Executive Officer